Exhibit 99.1
Stratos International Agrees To Be Acquired by
Emerson for $8.00 per Share in Cash
Chicago (PR Newswire)—May 14, 2007 – Stratos International (NASDAQ: STLW), announced today that it has agreed to be acquired by Emerson (NYSE: EMR), a $20 billion leading global technology company that provides products and services for a wide range of industries, commercial markets and end-users. Under the terms of the agreement, the holders of Stratos International common stock will receive $8.00 per share in cash for their shares, for a total consideration of approximately $118 million, or an aggregate consideration of approximately $85 million, net of acquired cash. The proposed transaction is subject to customary regulatory approvals, approval by Stratos International’s stockholders and satisfaction of other customary conditions.
Commenting on the announcement, Mr. Phillip A. Harris, Chief Executive Officer and President of Stratos, said, “We are delighted that Emerson recognizes the strength of the company we have built over the last several years and see it as a way of further enhancing Stratos business through Emerson’s highly successful distribution network. Over the past nine months, we have explored and evaluated various strategic alternatives, including a possible sale of the company. We have concluded this process and believe that an acquisition by Emerson is the best alternative for our stockholders, customers and employees.”
CIBC World Markets Corp. is acting as exclusive financial advisor to Stratos.
About Stratos International
Stratos International, Inc. is a leading designer, developer and manufacturer of RF and microwave, as well as optical subsystems, components and interconnect products used in telecom, enterprise, military and video markets.
Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form-factors for telecom, datacom and harsh environment applications. This expertise, coupled with several strategic acquisitions, has allowed Stratos to amass a broad range of products and build a strong IP portfolio of more than 150 US patents issued and pending. Stratos currently serves more than 1,300 active customers, primarily in the telecom/datacom, military/aerospace and video markets. Website: www.stratosinternational.com
Other Information
Stratos International plans to file with the SEC a proxy statement in connection with the transaction. Stratos International stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Stratos International, Emerson and the proposed transaction. In addition to the proxy statement in connection with the transaction, Stratos International files annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Stratos International, are available without charge at the SEC’s website at http://www.sec.gov. The proxy statement and related materials may also be obtained for free (when available) from Stratos International by calling the company contact listed in this release.
Participants in Solicitation
Stratos International and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Stratos’ stockholders in connection with the proposed transaction available in Stratos International’s Annual Report on Form 10-K for the year ended April 30, 2006, which is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the proposed transaction.

About Emerson
Emerson, based in St. Louis, is a global leader in bringing technology and engineering together to provide innovative solutions to customers through its network power, process management, industrial automation, climate technologies, and appliance and tools businesses. Sales in fiscal 2006 were $20.1 billion. For more information, visit www.gotoemerson.com.
Safe Harbor Statement
This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to Stratos as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; Stratos’ dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in Stratos’ annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.
For additional information, contact Barry Hollingsworth, Vice President & Chief Financial Officer at (708) 457-2379, or email at bhollingsworth@stratosintl.com. Website: www.stratosinternational.com.